Exhibit 5.3

[Letterhead of L-3 Communications Corporation]

May 28, 2014

L-3 Communications Corporation

600 Third Avenue, 34th Floor

New York, NY 10036

Ladies and Gentlemen:

I am General Counsel of L-3 Communications Corporation, a Delaware corporation (the “Company”) and each of the subsidiaries of the Company named on Schedule I attached hereto (each, a “Non-Delaware Guarantor”).

I have examined the Registration Statement on Form S-3 (File No. 333-188457) filed by the Company and the subsidiaries of the Company named on Schedule II attached hereto (the “Guarantors”) under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act; the Company’s and the Guarantors’ prospectus dated May 8, 2013, as supplemented by the prospectus supplement dated May 13, 2014, filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; the Indenture (including the guarantees set forth therein (the “Guarantees”)) dated as of May 21, 2010, as supplemented by the Fifth Supplemental Indenture dated as of May 28, 2014 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the issuance of $350,000,000 aggregate principal amount of 1.50% Senior Notes due 2017 and $650,000,000 aggregate principal amount of 3.95% Senior Notes due 2024 (collectively, the “Notes”) issued by the Company pursuant to the Underwriting Agreement dated May 13, 2014 (the “Underwriting Agreement”) among the Company, the Guarantors and the Underwriters named on Schedule A to the Underwriting Agreement; duplicates of the global notes representing the Notes; and the Underwriting Agreement. In addition, I have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that (i) the Indenture has been duly authorized, executed and delivered by the Non-Delaware Guarantors and (ii) the Guarantees have been duly authorized, issued and delivered by the Non-Delaware Guarantors.

I do not express any opinion herein concerning any law other than the applicable corporate law for the jurisdiction of organization of each Non-Delaware Guarantor (including the statutory provisions and reported judicial decisions interpreting the foregoing), as the case may be.

I hereby consent to the filing of this opinion letter as Exhibit 5.3 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company.

Very truly yours,

/s/ Steven M. Post

Steven M. Post

SCHEDULE I

ELECTRODYNAMICS, INC., an Arizona corporation

FUNA INTERNATIONAL, INC., a Florida corporation

INTERSTATE ELECTRONICS CORPORATION, a California corporation

L-3 CHESAPEAKE SCIENCES CORPORATION, a Maryland corporation

L-3 COMMUNICATIONS CINCINNATI ELECTRONICS CORPORATION, an Ohio corporation

L-3 COMMUNICATIONS DYNAMIC POSITIONING AND CONTROL SYSTEMS, INC., a California corporation

L-3 COMMUNICATIONS EO/IR, INC., a Florida corporation

L-3 COMMUNICATIONS MARIPRO, INC., a California corporation

L-3 COMMUNICATIONS MOBILE-VISION, INC., a New Jersey corporation

L-3 COMMUNICATIONS SONOMA EO, INC., a California corporation

L-3 COMMUNICATIONS WESTWOOD CORPORATION, a Nevada corporation

L-3 G.A. INTERNATIONAL, INC., a Florida corporation

L-3 UNMANNED SYSTEMS, INC., a Texas corporation

TITAN FACILITIES, INC., a Virginia corporation

SCHEDULE II

DELAWARE GUARANTORS

BROADCAST SPORTS INC., a Delaware corporation

L-3 APPLIED TECHNOLOGIES, INC., a Delaware corporation

L-3 COMMUNICATIONS AIS GP CORPORATION, a Delaware corporation

L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC., a Delaware corporation

L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC., a Delaware corporation

L-3 COMMUNICATIONS ESSCO, INC., a Delaware corporation

L-3 COMMUNICATIONS FLIGHT CAPITAL LLC, a Delaware limited liability company

L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC, a Delaware limited liability company

L-3 COMMUNICATIONS FOREIGN HOLDINGS, INC., a Delaware corporation

L-3 COMMUNICATIONS GERMANY HOLDINGS, LLC, a Delaware limited liability company

L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P., a Delaware limited partnership

L-3 COMMUNICATIONS INVESTMENTS INC., a Delaware corporation

L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC., a Delaware corporation

L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS, INC., a Delaware corporation

L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC, a Delaware limited liability company

L-3 COMMUNICATIONS VERTEX AEROSPACE, LLC, a Delaware limited liability company

L-3 DOMESTIC HOLDINGS, INC., a Delaware corporation

L-3 FUZING AND ORDNANCE SYSTEMS, INC., a Delaware corporation

L-3 NATIONAL SECURITY SOLUTIONS, INC., a Delaware corporation

L-3 TACTICAL SYSTEMS, INC., a Delaware corporation

L-3 UNIDYNE, INC., a Delaware corporation

PAC ORD INC., a Delaware corporation

POWER PARAGON, INC., a Delaware corporation

SPD ELECTRICAL SYSTEMS, INC., a Delaware corporation

SPD SWITCHGEAR INC., a Delaware corporation

NON-DELAWARE GUARANTORS

ELECTRODYNAMICS, INC., an Arizona corporation

FUNA INTERNATIONAL, INC., a Florida corporation

INTERSTATE ELECTRONICS CORPORATION, a California corporation

L-3 CHESAPEAKE SCIENCES CORPORATION, a Maryland corporation

L-3 COMMUNICATIONS CINCINNATI ELECTRONICS CORPORATION, an Ohio corporation

L-3 COMMUNICATIONS DYNAMIC POSITIONING AND CONTROL SYSTEMS, INC., a California corporation

L-3 COMMUNICATIONS EO/IR, INC., a Florida corporation

L-3 COMMUNICATIONS MARIPRO, INC., a California corporation

L-3 COMMUNICATIONS MOBILE-VISION, INC., a New Jersey corporation

L-3 COMMUNICATIONS SONOMA EO, INC., a California corporation

L-3 COMMUNICATIONS WESTWOOD CORPORATION, a Nevada corporation

L-3 G.A. INTERNATIONAL, INC., a Florida corporation

L-3 UNMANNED SYSTEMS, INC., a Texas corporation

TITAN FACILITIES, INC., a Virginia corporation